                      SECURITIES AND EXCHANGE COMMISSION          REGISTRATION
                             WASHINGTON, D.C. 20549
                                    FORM S-8                      NO. ________
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                   __________________________________________

                               EARL SCHEIB, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


DELAWARE                                                           95-1759002
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

8737 WILSHIRE BOULEVARD, BEVERLY HILLS, CALIFORNIA                      90211
(ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                   __________________________________________

                               EARL SCHEIB, INC.
                  1994 PERFORMANCE EMPLOYEE STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                DAVID I. SUNKIN
                       VICE PRESIDENT AND GENERAL COUNSEL
            8737 WILSHIRE BOULEVARD, BEVERLY HILLS, CALIFORNIA 90211
                                  310-652-4880
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                   __________________________________________

                                    COPY TO:

                               MARK A. BONENFANT
                      BUCHALTER, NEMER, FIELDS & YOUNGER,
                           A PROFESSIONAL CORPORATION
                     601 SOUTH FIGUEROA STREET, SUITE 2400
                         LOS ANGELES, CALIFORNIA  90017
                                 (213) 891-0700


                        CALCULATION OF REGISTRATION FEE



=============================================================================================================
                                                               Proposed         Proposed
                                                               Maximum          Maximum
        Title of Securities                 Amount             Offering        Aggregate         Amount of
          to be Registered                  to be               Price           Offering        Registration
                                          Registered         Per Unit (1)        Price              Fee
- ------------------------------------------------------------------------------------------------------------
 Common Stock, $1.00 par value        200,000 shares(2)         $8.3125         $1,662,500         $574
=============================================================================================================



(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices reported in the Consolidated Reporting System on September 19, 1996.

(2) These shares are registered in addition to the 300,000 shares registered pursuant to the Registration Statement on Form S-8 (No. 87- 87128).

PART I--INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The Board of Directors (the "Board") and Shareholders of Earl Scheib, Inc., (the "Company") have adopted the Earl Scheib, Inc. 1994 Performance Employee Stock Option Plan (the "1994 Option Plan") which provides for the continuous participation of key employees of the Company. The Company previously filed a Registration Statement on Form S-8 (No. 33-87128) which was declared effective on December 9, 1994 by the Securities and Exchange Commission (the "Exchange") registering the original shares under the 1994 Option Plan. In June 1996, the Board of Directors adopted and in August, 1996, the stockholders approved Amendment No. 1 (the "Amendment No. 1") to the 1994 Option Plan to (i) increase the number of shares reserved for issuance from 300,000 to 500,000 shares; and (ii) amend Section 8.3 of the Option Plan, entitled "Mergers and Consolidations," to reduce the percentage of the Company's outstanding shares necessary to be sold or exchanged before outstanding options "accelerate" and become immediately exercisable, from 80% to 50% of outstanding shares. Under the amendment, if 50% or more of the outstanding shares are sold to or acquired by another corporation or person or persons, including a group, then the exercise of all outstanding options accelerates and they become fully exercisable concurrent with the closing of the triggering sale or exchange. By lowering the triggering event from a sale or exchange of 80% to a sale or exchange of 50% of outstanding shares, the 1994 Option Plan provisions will more closely parallel "change-of- control" clauses in other companies' incentive plans and, the Company believes and recognizes that a 50% or greater sale of the Company's shares represents a change of control that should appropriately accelerate vesting.

         This Registration Statement relates to the additional shares to be issued pursuant to Amendment No. 1 to the 1994 Option Plan. The following discussion summarizes the principal features of the 1994 Option Plan. This description of the 1994 Option Plan is qualified in its entirety by reference to the full text of the 1994 Option Plan, a copy of which may be requested from the Company.

         The Company's principal executive offices are located at 8737 Wilshire Boulevard, Beverly Hills, California 90211, (310) 652-4880.

PURPOSE

         The purpose of the 1994 Option Plan is to strengthen the Company by providing to participating employees added incentives for high levels of performance and to encourage stock ownership in the Company. The 1994 Option Plan seeks to accomplish these goals by providing a means whereby such employees of the Company and its subsidiaries may be given an opportunity to purchase, by way of option, Common Stock of the Company. The 1994 Option Plan is also intended to enable the Company and its subsidiaries to compete effectively for and retain the services of such persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries.

         The Company intends that the options issued under the 1994 Option Plan shall, in the discretion of the Board, or any committee to which responsibility for administration of all or any part of the 1994 Option Plan has been delegated, be either incentive stock options ("Incentive Stock Options") as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor thereto, or options which do not qualify as incentive stock options ("Non-Qualified Stock Options"). The 1994 Option Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

ADMINISTRATION

         The Board has delegated administration of the 1994 Option Plan to its Compensation Committee ("Committee"). The Committee shall have full power and authority in its discretion to take any and all action required or permitted to be taken under the 1994 Option Plan, including the selection of participants to whom stock options may be granted, the determination of the number of shares which may be covered by stock options, the purchase price, and other terms and conditions thereof. Further information may be obtained from David I. Sunkin at 8737 Wilshire Boulevard, Beverly Hills, California 90211 or by calling (310) 652-4880.

SHARES RESERVED

         There are 500,000 shares of Common Stock, par value $1.00, reserved for issuance upon exercise of options granted under the 1994 Option Plan, as amended. Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. If any option granted under the 1994 Option Plan shall for any reason expire, terminate, be canceled or otherwise be annulled without having been exercised in full, the shares not purchased under such option shall again become available for the 1994 Option Plan.

ELIGIBILITY

         Key employees, as determined by the Committee, including executive officers, are eligible to participate in the 1994 Option Plan. As of the date hereof, the Company estimates that approximately 80 to 100 employees are eligible to participate. The Company may issue Incentive Stock Options provided that the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year (under all Incentive Stock Option plans of the Company) shall not exceed $100,000. Should it be determined that any Incentive Stock Option granted pursuant to the 1994 Option Plan exceeds such maximum, such Incentive Stock Option shall be considered to be a Non-Qualified Stock Option and not to qualify for treatment as an Incentive Stock Option under
Section 422 of the Code to the extent, but only to the extent, of such excess. To date, the Committee has authorized the issuance of an aggregate of Non-Qualified Stock Options to purchase approximately 390,000 shares of the Company's Common Stock, approximately 100,000 of which were subject to shareholder approval of the Amendment No. 1, which was received on August 23, 1996.

OPTION PRICE

         The exercise price of each Non-Qualified Stock Option shall be determined by the Committee and shall not be less than 100% of the fair market value of the Common Stock subject to the option on the date the option is granted. The exercise price of Incentive Stock Options may not be less than 100%; provided, however, that the purchase price of the Common Stock subject to the Incentive Stock Option may not be less than 110% of such fair market value (without regard to any restriction other than a restriction which, by its terms, will never lapse) where the optionee owns (or is deemed to own pursuant to Section 424(d) of the Code) Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. An option shall be exercised by written notice to the Company upon terms and conditions as the optionee's stock option agreement provides and in accordance with such other procedures for the exercise of options as the Board of Directors or Committee may establish from time to time. The purchase price of Common Stock acquired pursuant to an option shall be paid by such method as or methods as the Committee may determine and may consist of cash or check payable to the order of the Company, in whole shares of Common Stock of the Company owned by the optionee having a fair market value on the exercise date (determined by the Committee in accordance with any reasonable valuation method) equal to the option price for the shares being purchased. Payments of Common Stock shall be made by delivery of Common Stock certificates properly endorsed for transfer in negotiable form. If other than the optionee, the person or persons exercising the option shall be required to furnish the Company appropriate documentation that such person or persons have the full legal right and power to exercise the option on behalf of and for the optionee.

ADJUSTMENTS UPON CHANGES IN COMMON STOCK; REORGANIZATION, MERGER, CONSOLIDATION

         If the outstanding shares of the Common Stock of the Company are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Adjustments shall be made by the Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the 1994 Option Plan on account of any such adjustment. Upon the dissolution or liquidation of the Company, or upon any reorganization, merger or consolidation of the Company where the Company is the surviving corporation and the stockholders immediately prior to such transaction do not own at least 50% of the Company's Common Stock immediately after such transaction, or upon any reorganization, merger or consolidation of the Company where the Company is not the surviving corporation, or upon a sale of substantially all of the assets or 50% of the outstanding Common Stock, the 1994 Option Plan will terminate and any options granted prior thereto shall become immediately exercisable in full and shall remain exercisable until the effective date of such transaction.

VESTING

         The Committee shall determine vesting periods, if any, for options granted under the 1994 Option Plan.

EXPIRATION, TERMINATION AND TRANSFER OF OPTIONS

         Subject to earlier termination as provided in the 1994 Option Plan, each Incentive Stock Option granted and all rights or obligations thereunder by its terms shall expire on such date as the Committee may determine as set forth in such stock option agreement, but not later than (i) 5 years from the date of grant in the case of any Incentive Stock Option granted to an optionee who owns (or is deemed to own pursuant to Section 424(d) of the Code) Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, and (ii) 10 years from the date of grant in the case of all other Incentive Stock Options. In the case of Non-Qualified Stock Options, the term may not exceed 10 years. For purposes of the 1994 Option Plan, the date of grant of an option shall be the date on which the Committee takes final action approving the award of the option, notwithstanding the date the optionee accepts the option, the date of execution of the option agreement, or any other date with respect to such option.
Except in the event of termination of employment due to death, disability or termination for "substantial cause" (as defined below), options will terminate three months after an optionee ceases to be employed by the Company or its subsidiaries unless the options by their terms were scheduled to terminate earlier but only as to such number of shares as to which the option was exercisable on the date of termination. If termination occurs by reason of disability (as defined in the 1994 Option Plan) such three month period shall be extended to one year. If employment is terminated for "substantial cause," the optionee's right to exercise will terminate at the time notice of termination is given. Termination for "substantial cause" shall include (i) the commission of a criminal act against, or in derogation of the interests of the Company or any of its subsidiaries, (ii) knowingly divulging confidential information, (iii) interference with any major customer, or (iv) any similar action that the Committee may deem sufficiently injurious to the interests of the Company. If an employee dies while in the employ of the Corporation or within three months after cessation of such employment (except for "substantial cause"), his or her estate or personal representation shall have the right to exercise such option before the date such option would otherwise terminate, but only as to the number of shares as to which such option was exercisable on the date of death. An option by its terms may only be transferred by will or by laws of descent or pursuant to a qualified domestic relations order, and, except as otherwise required pursuant to a qualified domestic relations order, options shall be exercisable during the lifetime of the person to whom the option is granted only by such person (or in the case of disability by his or her court appointed legal representative).

         In addition, subsequent to the grant of any option, the Committee, at any time before complete termination of such option, may accelerate the time or times at which such option may be exercised in whole or in part (without reducing the term of such option), notwithstanding the provision in the option stating the time during which the option may be exercised.

TERMINATION AND AMENDMENT OF THE 1994 OPTION PLAN

         The 1994 Option Plan will terminate 10 years from the date it is approved by the shareholders of the Company, or upon such earlier date determined by the Board of Directors. The 1994 Option Plan will also terminate upon liquidation, reorganization, merger or consolidation of the Company as discussed above. No options may be granted under the 1994 Option Plan after it is terminated. No termination, suspension, modification or amendment of the 1994 Option Plan may, without the consent of the person to whom an option shall theretofore have been granted, adversely affect the rights of such person with respect to such option. No modification, extension, renewal or other change in any option granted under the 1994 Option Plan shall be made after the grant of such option, unless the same is consistent with the provisions of the 1994 Option Plan. With the consent of the holder of an option and subject to the terms and conditions of the 1994 Option Plan, the Committee may amend outstanding stock option agreements with any optionee, including, without limitation, any amendment which would (i) accelerate the time or times at which the option may be exercised and/or (ii) extend the scheduled expiration date of the option.

         The 1994 Option Plan may be amended by the Board of Directors at any time, and from time to time. However, except as otherwise provided in the 1994 Option Plan, no amendment shall be effective unless approved by a vote of the majority of the outstanding shares of the common stock of the Company, represented in person or by proxy and entitled to vote, at a meeting of the shareholders of the Company and any adjournment or postponement thereof if the amendment will: (a) materially increase the number of shares reserved for options under the 1994 Option Plan; (b) materially modify the requirements as to eligibility for participation in the 1994 Option Plan; or (c) materially increase the benefits accruing to participants under the 1994 Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is only a summary of the principal federal income tax consequences of the options and rights to be granted under the 1994 Option Plan, and is based on existing federal law (including administration, regulations and rulings) which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual optionees, which may substantially alter or modify the federal income tax consequences herein discussed. Each employee should consult his or her tax advisor with respect to the specific tax consequences of his or her participation in the 1994 Option Plan.

         Generally, under present law, when an option qualifies as an Incentive Stock Option under Section 422 of the Code: (i) an optionee will not realize taxable income either upon the grant or by the exercise of the option, (ii) any gain or loss upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss, and (iii) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an Incentive Stock Option or a qualifying disposition of the shares. A disposition by an optionee of Common Stock acquired upon exercise of an Incentive Stock Option will constitute a qualifying disposition if it occurs more than two years after the grant of the option, and one year after the transfer of the shares of the optionee. If such Common Stock is disposed of by the optionee before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the optionee, in general, will recognize ordinary income equal to the lesser of (i) the aggregate fair market value of the share, as of the date of exercise less the option price, or (ii) the amount realized on the disqualifying disposition less the option price. Ordinary income from a disqualifying disposition will constitute ordinary compensation income. Any gain in addition to the amount reportable as ordinary income on a "disqualifying disposition" generally will be a capital gain.

         Upon the exercise of an Incentive Stock Option, the difference between the fair market value of Common Stock on the date of exercise and the option price generally is treated as an adjustment to taxable income in that taxable year for alternative minimum tax purposes, as are a number of other items specified by the Code. Such adjustments (along with tax preference items) form the basis for the alternative minimum tax (presently at the rate of 26% on the first $175,000 of alternative minimum taxable income and 28% on amounts in excess of $175,000 for individuals), which may apply depending on the amount of the computed "regular tax" of the employee for that year. Under certain circumstances the amount of alternative minimum tax is allowed as a carry forward credit against regular tax liability in subsequent years.

         In the case of stock options which do not qualify as an Incentive Stock Option (Non-Qualified Stock Options), no income generally is recognized by the optionee at the time of the grant of the option. Under present law the optionee generally will recognize ordinary income at the time the Non-Qualified Stock Option is exercised equal to the aggregate fair market value of the shares acquired less the option price. Ordinary income from a Non-Qualified Stock Option will constitute compensation for which withholding may be required under federal and state law.

         Subject to special rules applicable when an optionee uses Common Stock of the Company to exercise an option, shares acquired upon exercise of a Non-Qualified Stock Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee generally will recognize a capital gain or loss. Provided the shares are held by the optionee for more than one year prior to disposition, such gain or loss will be treated as long-term capital gain or loss.

         The Company will generally be entitled to a deduction equal to the ordinary income (i.e., compensation) portion of the gain recognized by the optionee in the case of a "disqualifying disposition" of an Incentive Stock Option or in connection with the exercise of a Non-Qualified Stock Option provided the Corporation complies with any withholding requirements of federal and state law.

RESTRICTION ON RESALE

         Certain directors and officers of the Company may be deemed to be "affiliates" as that term is defined under the Securities Act of 1933, as amended (the "Securities Act of 1933"). Common Stock acquired under the 1994 Option Plan by an affiliate may only be reoffered or resold under an effective registration statement, under Rule 144 or other exemption from the registration requirements of the Securities Act of 1933.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The Company will make available to all eligible employees and directors (the "Participants"), without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of the registration statement, and such documents are hereby incorporated by reference into this Section 10(a) prospectus. All Participants may, upon oral or written request and without charge, receive all other documents required to be delivered to Participants pursuant to Rule 428(b) of the Securities Act of 1933, as amended. Such requests are to be directed to David I. Sunkin, Vice President and General Counsel of the Company at 8737 Wilshire Boulevard, Beverly Hills, California 90211, (310) 652-4880.

PART II--INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference in the registration statement and are deemed to be a part thereof from the date of filing such document:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the period ended July 31, 1996; and

         (c) The Company's Current Report on Form 8-K as filed with the Exchange on September 12, 1996.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware provides, in summary, that the directors and officers of the Corporation may, under certain circumstances, be indemnified by the Corporation against all expenses incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as such directors and officers, or as directors or officers of any other organization at the request of the Corporation, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect to any claim, issue or matter as to which they shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Section 145 of the Delaware General Corporation Law also provides that directors and officers of the Corporation are entitled to such indemnification by the Corporation to the extent that such persons are successful on the merits or otherwise in defending any such action, suit or proceeding. The Corporation's Bylaws provide for the indemnification by the Corporation of officers and directors to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law.

         Section 102 of the Delaware General Corporation Law provides that a corporation, in its Certificate of Incorporation, may eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, other than liability for
(1) any breach of the director's duty of loyalty to the corporation of its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) any transaction from which the director derived an improper personal benefit and (4) unlawful payment of dividends or unlawful stock purchases or redemptions. The Corporation's Certificate of Incorporation provides for the elimination of personal liability of its directors as permitted by Section 102 of the Delaware General Corporation Law.

         The Corporation maintains a Directors and Officer's Insurance Policy for the benefit of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The Exhibits filed herewith are listed on the Exhibit Index on page 10.

ITEM 9.  UNDERTAKINGS.

         1.      The undersigned registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)     To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                          (ii)    To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                          (iii)   To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on September 20, 1996.

                                       EARL SCHEIB, INC.,
                                       a Delaware Corporation


                                       By /s/ DANIEL A. SEIGEL
                                         ----------------------------------
                                              Daniel A. Seigel
                                              President and Chief
                                              Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                                   Title                          Date
         ----                                   -----                          ----
/s/ DANIEL A. SEIGEL                            Chief Executive Officer        September 20, 1996
- ------------------------------------            (Principal Executive
Daniel A. Seigel                                Officer)



/s/ JOHN BRANCH                                 Senior Vice President          September 20, 1996
- ------------------------------------            and Chief Financial
John Branch                                     Officer (Principal
                                                Financial Officer)


/s/ PHILIP WM. COLBURN                          Director                       September 20, 1996
- ------------------------------------
Philip Wm. Colburn


/s/ ALEXANDER L. KYMAN                           Director                       September 20, 1996
- ------------------------------------
Alexander L. Kyman


/s/ DONALD R. SCHEIB                             Director                       September 20, 1996
- ------------------------------------
Donald R. Scheib


/s/ ROBERT L. SPENCER                            Director                       September 20, 1996
- ------------------------------------
Robert L. Spencer


/s/ ROBERT WILKINSON                             Director                       September 20, 1996
- ------------------------------------
Robert Wilkinson

                                 EXHIBIT INDEX



Exhibit                                                                                                             Page
Number                                     Exhibit                                                                 Number
- -------------------------------------------------------------------------------------------------------------------------
    4.1*   Earl Scheib, Inc. 1994 Performance Employee Stock Option Plan

    4.2    Amendment No. 1 to Earl Scheib, Inc. 1994 Performance Employee Stock Option Plan

    5.1    Opinion of Buchalter, Nemer, Fields & Younger, a Professional corporation

   23.1    Prior Independent Auditor's Consent

   23.2    Current Independent Auditor's Consent

   23.3    Legal Counsel Consent is contained in Exhibit 5

_______________

*      Incorporated by reference to Registration Statement on Form S-8 (No.
       33-87128).





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